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                                                                       EXHIBIT B

                        SENTIENT EXECUTIVE GP I, LIMITED
                       ON BEHALF OF THE GENERAL PARTNER OF
                            SENTIENT GLOBAL RESOURCES
            FUND I, LP AND SENTIENT (AUST) PTY. LIMITED AS TRUSTEE OF
                      SENTIENT GLOBAL RESOURCES TRUST NO. 1

                                 August 12, 2004

Mr. Bill Gunn
AmerAlia, Inc.
Natural Soda, Inc.
Natural Soda Holdings, Inc.
20971 East Smoky Hill Road
Centennial, Colorado 80015

       Re: Securityholder Agreement

Dear Bill:

      At the financial closing that occurred on March 19, 2004, we executed and delivered a Securityholder Agreement (the "Securityholder Agreement"), by and among AMERALIA, INC., a Utah corporation ("AmerAlia"), NATURAL SODA, INC., a Colorado corporation (the "Subsidiary"), SENTIENT EXECUTIVE BP I, LIMITED ON BEHALF OF THE GENERAL PARTNER OF SENTIENT GLOBAL RESOURCES FUND I, LP and SENTIENT (AUST) PTY. LIMITED AS TRUSTEE OF SENTIENT GLOBAL RESOURCES TRUST NO. 1 (collectively the "Sentient Entities") (collectively AmerAlia, the Subsidiary and the Sentient Entities are referred to herein as the "Securityholders"), and NATURAL SODA HOLDINGS, INC., a Colorado corporation (the "Company"). By signing below, please confirm that effective July 31, 2004, we have agreed to amend
Section 3.15(b)(i) of the Securityholder Agreement so that the right to exchange commences at any time after the earlier of:

      (i) the Company provides notice that it intends to prepay the Series B1 Debentures or the Series B2 Debentures, as appropriate; and

      (ii)  October 31, 2004.

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AmerAlia, Inc.
Natural Soda, Inc.
Natural Soda Holdings, Inc.
August 12, 2004
Page 2 of 2

         Thank you for your assistance and cooperation.

                                                 Very Truly Yours,

                                      SENTIENT EXECUTIVE BP I, LIMITED
                                      ON BEHALF OF THE GENERAL PARTNER OF
                                      SENTIENT GLOBAL RESOURCES
                                      FUND I, LP

                                      By: /s/ Mark A. Jackson
                                         ---------------------------------------
                                              Mark A. Jackson, Director

                                      SENTIENT (AUST) PTY. LIMITED AS TRUSTEE OF
                                      SENTIENT GLOBAL RESOURCES TRUST NO. 1

                                      By: /s/ Peter Cassidy
                                         ---------------------------------------
                                              Peter Cassidy, Director

By signing below, we agree to the above amendment.

AMERALIA, INC.

By: /s/ Bill H Gunn
   ---------------------------------------
          Bill H Gunn, Chairman

NATURAL SODA HOLDINGS, INC.

By: /s/ Bill H Gunn
   ---------------------------------------
          Bill H Gunn, Chairman

NATURAL SODA, INC.

By: /s/ Bill H. Gunn
   ---------------------------------------
          Bill H. Gunn, President